Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Announces
 Fiscal 2016 Second Quarter Financial Results

HARRISBURG, PA – August 31, 2016 (GLOBE NEWSWIRE) – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ: OLLI) (“Ollie’s” or the “Company”) today announced financial results for the second quarter ended July 30, 2016.

Second Quarter Summary:

•	Total net sales increased 16.1% to $211.3 million;

•	Comparable store sales increased 3.5%;

•	The Company opened eight new stores and ended the quarter with a total of 216 stores in 19 states, an increase of 15.5% year over year;

•	Operating income increased 30.5% to $22.0 million;

•	Net income increased 106.8% to $13.1 million and diluted earnings per share increased 75.0% to $0.21;

•	Adjusted net income(1) increased 65.5% to $13.3 million and Adjusted diluted earnings per share increased 40.0% to $0.21; and

•	Adjusted EBITDA(1) increased 27.0% to $28.6 million.

Mark Butler, Chairman, President and Chief Executive Officer stated, “We are very excited about our second quarter results and the underlying trends in our business. Our deal flow remained very strong in the quarter and our customers continued to respond to our product offerings. Once again, the strength in our business was broad based and we continue to execute against our key strategic initiatives of opening stores, building vendor relationships, gaining better access to product, and leveraging our distribution and transportation costs.”

Mr. Butler continued, “As we have been saying for the past several quarters, our growing size, scale and visibility in the marketplace is giving us better access to merchandise, expanding our vendor base, and building stronger direct relationships with manufacturers. This is allowing our buyers to be even more selective and offer our customers even better bargains on great quality branded merchandise. Our stores are full of Good Stuff Cheap and our customers know a great deal when they see it.”

Second Quarter Results

Net sales increased 16.1% to $211.3 million in the second quarter of fiscal 2016 from $181.9 million in the second quarter of fiscal 2015. The increase in net sales was driven by a 3.5% increase in comparable store sales and increased store count compared to the second quarter of fiscal 2015. The Company opened eight stores in the second quarter and ended the quarter with 216 stores compared to 187 stores at the end of second quarter in fiscal 2015.

Gross profit increased 19.6% to $83.8 million in the second quarter of fiscal 2016 from $70.1 million in the second quarter of fiscal 2015 and gross margin increased 120 basis points to 39.7% from 38.5% in the same respective periods. The gross margin increase was driven primarily by lower transportation and distribution costs as a percent to sales and a slightly higher merchandise margin.

Operating income increased 30.5% to $22.0 million in the second quarter of fiscal 2016 from $16.8 million in the second quarter of fiscal 2015. As a percent of net sales, operating income increased 110 basis points to 10.4% in the second quarter of fiscal 2016.  Included in operating income in the second quarter of 2016 are $260,000 of transaction related expenses incurred primarily in connection with the Company’s secondary stock offering on June 6, 2016. Operating expenses in the second quarter of 2015 included $322,000 of transaction related expenses due to the Company’s IPO.  Excluding these transaction related expenses, Adjusted operating income(1) increased 29.6% to $22.2 million in the second quarter of fiscal 2016 from $17.2 million in the second quarter of 2015, and as a percent of net sales, Adjusted operating income increased 110 basis points to 10.5% in the second quarter of fiscal 2016.

Net income increased 106.8% to $13.1 million, or $0.21 per diluted share in the second quarter of fiscal 2016 from $6.4 million, or $0.12 per diluted share, in the second quarter of fiscal 2015. Excluding the transaction related expenses described above and the loss on extinguishment of debt incurred in the second quarter of 2015, both net of taxes, Adjusted net income (1) increased 65.5% to $13.3 million, or $0.21 per diluted share, in the second quarter of fiscal 2016 from $8.0 million, or $0.15 per diluted share, in the second quarter of fiscal 2015.

Adjusted EBITDA(1) increased 27.0% to $28.6 million, or 13.5% of net sales, in the second quarter of fiscal 2016 from $22.5 million, or 12.4% of net sales, in the second quarter of fiscal 2015. Adjusted EBITDA excludes non-cash stock based compensation expense, pre-opening expenses, non-cash purchase accounting items and transaction related expenses.

(1)	Adjusted operating income, Adjusted net income, Adjusted net income per diluted share, EBITDA, and Adjusted EBITDA are not measures recognized under generally accepted accounting principles (“GAAP”). Please see the reconciliation of GAAP to non-GAAP tables included later in this release.

Balance Sheet and Cash Flow Highlights

The Company's cash balance as of the end of second quarter of fiscal 2016 was $30.7 million compared to $0.8 million at the end of second quarter fiscal 2015.  The Company had no borrowings under its $100.0 million revolving credit and $97.6 million of availability under the facility at the end of the second quarter of fiscal 2016.  The Company ended the second quarter of fiscal 2016 with total debt of $197.7 million compared to $224.5 million at the end of the second quarter of fiscal 2015.

Inventory at the end of the second quarter of fiscal 2016 increased 15.2% to $215.7 million compared to $187.2 million at the end the second quarter of fiscal 2015, due primarily to new store growth.

Capital expenditures for the second quarter of fiscal 2016 totaled $5.2 million compared to $3.5 million for the second quarter of fiscal 2015.

Outlook

Ollie’s currently estimates the following results for the fiscal year ending January 28, 2017:

•	Total net sales of $880 million to $885 million;

•	Comparable store sales growth of 2.5% to 3.0%;

•	The opening of 28-32 new stores and no planned closures;

•	Operating income of $96 million to $98 million;

•	Net income per diluted share of $0.87 to $0.89;

•	Excluding transaction expenses, Adjusted net income per diluted share(2) of $0.88 to $0.90;

•	Estimated weighted diluted average shares outstanding of approximately 62.5 million; and

•	Capital expenditures of $16.5 million to $17.5 million.

(2)   Adjusted net income per diluted share is not a measure recognized under GAAP. The $0.01 per diluted share difference between the guidance ranges for Net income per diluted share and Adjusted net income per diluted share reflects the transaction related expenses already incurred and reported for the twenty-six weeks ended July 30, 2016.  The Company cannot predict future transaction related estimates without unreasonable effort and therefore excludes any such estimates from its Outlook.
Conference Call Information

A conference call to discuss the fiscal 2016 second quarter financial results is scheduled for today, August 31, 2016, at 4:30 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (866) 430-5025 or (704) 908-0421 and using conference ID #63268097. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.ollies.us/.   The replay of the conference call webcast will be available at the investor relations Web site for one year.

About Ollie’s

We are a highly differentiated and fast growing, extreme value retailer of brand name merchandise at drastically reduced prices. We are known for our assortment of merchandise offered as Good Stuff Cheap®.  We offer name brand products, Real Brands! Real Bargains!®, in every department, from housewares, food, books and stationery, bed and bath, floor coverings, toys, hardware and other categories.  We currently operate 220 store locations in 19 states across the Eastern half of the United States. For more information, visit www.ollies.us.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, industry outlook, our 2016 business outlook and financial guidance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: our failure to adequately manage our inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; our ability to manage our inventory balances; our failure to hire and retain key personnel and other qualified personnel; our inability to obtain favorable lease terms for our properties; the loss of, or disruption in the operations of, our centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with our lack of operations in the growing online retail marketplace; our inability to successfully implement our marketing, advertising and promotional efforts; the seasonal nature of our business; the risks associated with doing business with international manufacturers; changes in government regulations, procedures and requirements; and our ability to service our indebtedness and to comply with our financial covenants and our ability to comply with enhanced disclosure and other requirements when we cease to be an emerging growth company together with the other factors set forth under “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for to predict all of them. Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:
John Rouleau
ICR
203-682-8200
John.Rouleau@icrinc.com

Media Contact:
Dan Haines
Vice President – Marketing & Advertising
717-657-2300
dhaines@ollies.us

Ollie’s Bargain Outlet Holdings, Inc.

Condensed Consolidated Statements of Income

(In thousands except for per share amounts)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
Condensed consolidated statements of income data:
Net sales	$211,256	$181,933	$404,975	$344,403
Cost of sales	127,442	111,875	242,146	210,302
Gross profit	83,814	70,058	162,829	134,101
Selling, general and administrative expenses	57,737	49,575	112,546	95,446
Depreciation and amortization expenses	2,068	1,760	4,046	3,455
Pre-opening expenses	2,024	1,882	3,273	2,872
Operating income	21,985	16,841	42,964	32,328
Interest expense, net	1,471	4,423	3,135	8,997
Loss on extinguishment of debt	-	2,351	-	2,351
Income before income taxes	20,514	10,067	39,829	20,980
Income tax expense	7,379	3,715	14,946	7,967
Net income	$13,135	$6,352	$24,883	$13,013
Earnings per common share:
Basic	$0.22	$0.13	$0.42	$0.26
Diluted	$0.21	$0.12	$0.40	$0.26
Weighted average common shares outstanding:
Basic	60,046	50,102	59,857	49,149
Diluted	62,358	52,057	62,113	50,801
Percentage of net sales (1):
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	60.3	61.5	59.8	61.1
Gross profit	39.7	38.5	40.2	38.9
Selling, general and administrative expenses	27.3	27.2	27.8	27.7
Depreciation and amortization expenses	1.0	1.0	1.0	1.0
Pre-opening expenses	1.0	1.0	0.8	0.8
Operating income	10.4	9.3	10.6	9.4
Interest expense, net	0.7	2.4	0.8	2.6
Loss on extinguishment of debt	—	1.3	—	0.7
Income before income taxes	9.7	5.5	9.8	6.1
Income tax expense	3.5	2.0	3.7	2.3
Net income	6.2%	3.5%	6.1%	3.8%

(1)	Components may not add to totals due to rounding

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

Assets	July 30, 2016	August 1, 2015
Current assets:
Cash and cash equivalents	$30,732	$782
Inventories	215,724	187,242
Accounts receivable	163	570
Deferred income taxes	-	4,322
Prepaid expenses and other assets	7,484	5,612
Total current assets	254,103	198,528
Property and equipment, net	44,967	36,136
Goodwill	444,850	444,850
Trade name and other intangible assets, net	233,165	233,399
Other assets	2,435	2,268
Total assets	$979,520	$915,181
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$5,052	$3,372
Accounts payable	54,181	40,304
Accrued expenses	33,738	27,117
Total current liabilities	92,971	70,793
Revolving credit facility	-	9,648
Long-term debt	191,209	206,589
Deferred income taxes	85,582	91,706
Other long-term liabilities	4,964	3,321
Total liabilities	374,726	382,057
Stockholders’ equity:
Common stock	60	58
Additional paid-in capital	554,276	530,317
Retained earnings	50,544	2,835
Treasury - common stock	(86)	(86)
Total stockholders’ equity	604,794	533,124
Total liabilities and stockholders’ equity	$979,520	$915,181

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
Net cash used in operating activities	$(2,027)	$(2,654)	$(1,686)	$(17,155)
Net cash used in investing activities	(5,161)	(3,498)	(9,982)	(6,001)
Net cash provided by financing activities	791	2,881	12,141	1,986
Net increase (decrease) during period in cash	(6,397)	(3,271)	473	(21,170)
Cash and cash equivalents at the beginning of the period	37,129	4,053	30,259	21,952
Cash and cash equivalents at the end of the period	$30,732	$782	$30,732	$782

Ollie’s Bargain Outlet Holdings, Inc.

Supplemental Information – Consolidated Adjusted Operating Income, Adjusted Net Income and
Adjusted Net Income Per Diluted Share

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands except for per share amounts)

(Unaudited)

The tables below reconcile the non-GAAP financial measures of Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income, and Adjusted net income per diluted share, with the most directly comparable GAAP financial measures of operating income, net income and diluted net income per share, respectively.  Adjusted net income and Adjusted net income per diluted share give effect, net of tax, to transaction related expenses. These as defined by us may not be comparable to similar non-GAAP measures presented by other companies.

Reconciliation of GAAP operating income to Adjusted operating income

	Thirteen weeks ended		Twenty-six weeks ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
Operating income	$21,985	$16,841	$42,964	$32,328
Transaction related expenses	260	322	1,150	322
Adjusted operating income	$22,245	$17,163	$44,114	$32,650

Reconciliation of GAAP net income to Adjusted net income

	Thirteen weeks ended		Twenty-six weeks ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
Net income	$13,135	$6,352	$24,883	$13,013
Transaction related expenses	260	322	1,150	322
Loss on extinguishment of debt	-	2,351	-	2,351
Adjustment to provision for income taxes (1)	(94)	(986)	(443)	(986)
Adjusted net income	$13,301	$8,039	$25,590	$14,700

(1)	The effective tax rate used for the provision for income taxes was 36% for the thirteen weeks ended July 30, 2016, 36.9% for the thirteen weeks ended August 1, 2015, 38.5% for the twenty-six weeks ended July 30, 2016 and 36.9% for the twenty-six weeks ended August 1, 2015. The adjustment to the provision for income taxes includes the tax effect for the transaction related and debt extinguishment expenses.

Reconciliation of Adjusted net income per diluted share

	Thirteen weeks ended		Twenty-six weeks ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
Net income per share, diluted	$0.21	$0.12	$0.40	$0.26
Adjustments	0.00	0.03	0.01	0.03
Adjusted net income per share, diluted	$0.21	$0.15	$0.41	$0.29
Weighted-average common shares outstanding, diluted	62,358	52,057	62,113	50,801

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information – Consolidated EBITDA, and Adjusted EBITDA and Key Statistics

Reconciliation of GAAP to Non-GAAP Financial Measures

(Dollars in thousands)

 (Unaudited)

Reconciliation of net income to EBITDA and Adjusted EBITDA

	Thirteen weeks ended		Twenty-six weeks ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
Net income	$13,135	$6,352	$24,883	$13,013
Interest expense, net	1,471	4,423	3,135	8,997
Loss on extinguishment of debt	-	2,351	-	2,351
Depreciation and amortization expenses	2,595	2,305	5,100	4,543
Income tax expense	7,379	3,715	14,946	7,967
EBITDA	24,580	19,146	48,064	36,871
Non-cash stock based compensation expense	1,727	1,209	3,272	2,296
Pre-opening expenses	2,024	1,882	3,273	2,872
Non-cash purchase accounting items	(41)	(81)	(90)	(167)
Transaction related expenses	260	322	1,150	322
Adjusted EBITDA	$28,550	$22,478	$55,669	$42,194

Key Statistics

	Thirteen weeks ended		Twenty-six weeks ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015

Number of stores open at the beginning of period	208	181	203	176
Number of new stores	8	7	13	12
Number of store closings	-	(1)	-	(1)
Number of stores open at end of period	216	187	216	187

Average net sales per store (1)	$992	$986	$1,937	$1,899
Comparable stores sales change	3.5%	7.8%	4.7%	8.3%
Comparable store count – end of period	177	159	177	159

(1) Average net sales per store represents the weighted average of total net sales divided by the number of stores open, in each case at the end of each week in a fiscal quarter.